UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	April 17, 2014

RF INDUSTRIES, LTD
(Exact name of registrant as specified in its charter)

Nevada	0-13301	88-0168936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000,

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 17, 2014, RF Industries, Ltd. (“we,” “us,” “our” or the “Company”) entered into a third amendment to our lease with CWCA MIRAMAR GL 74, L.L.C., as landlord, under which we lease our principal offices.

Pursuant to the amendment, the lease term was extended until March 31, 2017, unless earlier terminated in accordance with the lease, and our monthly rent under the lease will be reduced to $18,969.60 commencing on April 1, 2014 (the "Effective Date"). Our monthly rent is subject to increase to $19,538.69 and $20,124.85, respectively, on the first and second anniversaries of the Effective Date. Additionally, under the amendment, the landlord granted the Company a right of first offer, during the extended lease term, to lease any suite containing no less than 1,900 and no more than 2,500 rentable square feet in the Miramar Business Park, subject to the terms and conditions set forth in the amendment.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2014

By:	/s/ HOWARD HILL
Howard Hill
Chief Executive Officer

3

Index to Exhibits

Exhibit No.	Description

10.1	Third Amendment to Lease, dated April 17, 2014, by and between RF Industries, Ltd. and CWCA Miramar GL 74, L.L.C.

4